UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a–12

OPGEN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a–6(i)(1) and 0–11.
	(1)	Title of each class of securities to which transaction applies:
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	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0–11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

A Special Meeting of Stockholders of OpGen, Inc. will be held on

November 30, 2022, at 10:00 a.m. local time at the offices of OpGen, Inc.’s located at
9717 Key West Ave, Suite 100, Rockville, MD 20850 *

PROXY STATEMENT AND PROXY
ARE AVAILABLE AT:

http://annualgeneralmeetings.com/opgen-specialmeeting/

Dear Stockholder:

The Board of Directors (the “Board”) of OpGen, Inc., a Delaware corporation (the “Company”) has called for a Special Meeting of stockholders (the “Special Meeting”) for the following purposes:

1.	A vote to approve the adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split at a ratio not less than five-to-one and not more than twenty-to-one, or the “Reverse Stock Split,” such ratio and the implementation and timing of such Reverse Stock Split to be determined in the discretion of our Board of Directors (the “Reverse Stock Split Proposal”); and

2.	The approval of a proposal to adjourn the special meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal.

No other matters will be considered at the Special Meeting.

Our Board of Directors recommends a vote “FOR” all proposals.

Complete proxy materials, including the proxy card, are available to you on-line at http://annualgeneralmeetings.com/opgen-specialmeeting/ or upon your request by e-mail or first-class mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

This is not a ballot. You cannot use this notice to vote your shares. You may vote on-line, by mail or in person. If you wish to vote on-line, you will need your “Control Number” (which can be found in the bottom right hand corner of this notice) and the web address, all of which will be included with or on the proxy card located on the Internet website stated above or mailed to you at your request. No other personal information will be required in order to vote in this manner. If you wish to vote by mail, simply print out the proxy card located on the Internet website stated above, mark the proxy card accordingly, sign and return it to us at the address indicated on the proxy card. If you wish to vote in person at the Special Meeting of Stockholders, simply check the box on the proxy card that you plan to attend. Your proxy card will not be used if you vote in person.

Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting of Stockholders To Be Held on November 30, 2022

(1)                 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

(2)                 The Notice of the Special Meeting, Proxy Statement and Proxy and are available at http://annualgeneralmeetings.com/opgen-specialmeeting/.

(3)                 If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before December 1, 2021 to facilitate timely delivery, otherwise you will not receive a paper or e-mail copy.

To request a paper copy of these items:

•         Call our toll-free number – 1 (800) 785-7782; or

•         Visit our website at http://annualgeneralmeetings.com/opgen-specialmeeting/ or

•         Send us an e-mail at cs@pacificstocktransfer.com.

Please clearly identify: (i) the items you are requesting; (ii) OpGen, Inc.; (iii) your name along with the Control Number located in the lower right hand corner of this notice and (iv) the name and address to which the materials should be mailed.

By Order of the Board of Directors

/s/ William E. Rhodes, III

William E. Rhodes, III

Chairman of the Board of Directors